Exhibit (a)(1)(E)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

DIMENSION THERAPEUTICS, INC.

a Delaware corporation

at

$6.00 NET PER SHARE

Pursuant to the Offer to Purchase dated October 10, 2017

by

MYSTIC RIVER MERGER SUB INC.

a wholly-owned subsidiary of

ULTRAGENYX PHARMACEUTICAL INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE

AFTER 11:59 P.M., EASTERN TIME, ON NOVEMBER 6, 2017,

UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

October 10, 2017

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated October 10, 2017 (which we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (which we refer to as the “Letter of Transmittal” and which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitutes, and we refer to as, the “Offer”) in connection with the offer by Mystic River Merger Sub Inc., a Delaware corporation (which we refer to as “Purchaser”) and a wholly-owned subsidiary of Ultragenyx Pharmaceutical Inc., a Delaware corporation (which we refer to as “Parent”), to purchase, subject to certain conditions, including the satisfaction of the Minimum Tender Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.0001 per share (which we refer to as the “Shares”), of Dimension Therapeutics, Inc., a Delaware corporation (which we refer to as “Dimension”), at a price of $6.00 per Share, net to the holder in cash, without interest (the “Offer Price”), subject to any required withholding of taxes, upon the terms and subject to the conditions of the Offer.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $6.00 per Share, net to you in cash, without interest, subject to any required withholding of taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of October 2, 2017 (together with any amendments or supplements thereto, the “Merger Agreement”), by and among Dimension, Parent and Purchaser, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into Dimension, without a vote of the Dimension stockholders, in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), and Dimension will be the surviving corporation and a direct wholly-owned subsidiary of Parent (such merger, the “Merger”). At the effective time of the Merger, all then issued and outstanding Shares (other than (i) Shares held by Dimension, Parent or Purchaser (other than Shares held in trust accounts, managed accounts and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties) and (ii) Shares held by stockholders who have properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and, as of the effective time of the Merger, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL) will be cancelled and automatically converted into the right to receive the Offer Price, without interest, subject to any required withholding of taxes.

4. The Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern Time, on November 6, 2017, unless the Offer is extended by Purchaser or earlier terminated.

5. The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 13 of the Offer to Purchase.

6. Tendering stockholders who are record owners of their Shares and who tender directly to American Stock Transfer & Trust Company, LLC, the depositary for the Offer, will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date (as defined in the Offer to Purchase).

The Offer is being made to all holders of Shares. Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, “blue sky” or other valid laws of such jurisdiction. If Purchaser becomes aware of any U.S. state in which the making of the Offer or the acceptance of Shares pursuant thereto would not be in compliance with an administrative or judicial action taken pursuant to a U.S. state statute, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

DIMENSION THERAPEUTICS, INC.

a Delaware corporation

at

$6.00 NET PER SHARE

Pursuant to the Offer to Purchase dated October 10, 2017

by

MYSTIC RIVER MERGER SUB INC.

a wholly-owned subsidiary of

ULTRAGENYX PHARMACEUTICAL INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 10, 2017 (which we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (which we refer to as the “Letter of Transmittal” and which, together with the Offer to Purchase, each as may be amended or supplemented from time to time, constitutes, and we refer to as, the “Offer”), in connection with the offer by Mystic River Merger Sub Inc., a Delaware corporation (which we refer to as “Purchaser”) and a wholly-owned subsidiary of Ultragenyx Pharmaceutical Inc., a Delaware corporation, to purchase, subject to certain conditions, including the satisfaction of the Minimum Tender Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.0001 per share (which we refer to as the “Shares”), of Dimension Therapeutics, Inc., a Delaware corporation, at a price of $6.00 per Share, net to the holder in cash, without interest, subject to any required withholding of taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER:
NUMBER OF SHARES BEING TENDERED HEREBY: SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely by the Expiration Date (as defined in the Offer to Purchase).

Dated:
Signature(s)

Please Print Name(s)

Address:
(Include Zip Code)

Area code and Telephone no.

Tax Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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